CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 18, 2005, relating to the financial statements and financial highlights which appear in the September 30, 2005 Annual Report to Shareholders of KEELEY Funds, Inc. (consisting of the KEELEY Mid Cap Value Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.



PricewaterhouseCoopers LLP
Milwaukee, WI
January 27, 2006